Exhibit 5.1

June 28, 2011

Asure Software, Inc.
110 Wild Basin Road, Suite 100
Austin, Texas  78746

Re:  Asure Software, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Asure Software, Inc., a Delaware corporation (the “Company”), and are delivering this opinion in connection with the Registration Statement on Form S-8 of the Company being filed with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company, under the Securities Act of 1933, as amended (the “Securities Act”), of 350,000 shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”), of the Company issuable or reserved for issuance under the Asure Software, Inc. 2009 Equity Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

In connection with this opinion letter, we have examined and are familiar with: (i) the Plan, as certified by the officers of the Company on the date hereof: (ii) the Fourth Amended and Restated Certificate of Incorporation of the Company, as amended, as certified by the officers of the Company on the date hereof; (iii) the Amended and Restated Bylaws of the Company, as certified by the officers of the Company on the date hereof; (iv) copies of certain resolutions of the Board of Directors of the Company relating to, among other things, the Shares, the Plan and the Registration Statement, as certified by the officers of the Company on the date hereof; (v) Final Reports of the Inspector of Election for the Company’s Annual Meeting of Shareholders, relating to, among other things, the election of directors and the Plan, as certified by the officers of the Company on the date hereof; (vi) the form of certificate representing the Common Stock, and (vii) such other documents, certificates and records as we have considered necessary or appropriate for purposes of this opinion.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

In rendering the opinion set forth below, we have assumed that the certificates evidencing the Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Common Stock. We have also assumed that each award agreement setting forth the terms of each grant of options or other award under the Plan will be consistent with the Plan, duly authorized, and if applicable, validly executed and delivered by the parties thereto, and that the Shares will be issued in accordance with the terms of the Plan for consideration in an amount at least equal to the par value of such Shares.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when the Shares are issued and paid in full in accordance with the terms of the Plan and any applicable award agreement, will be validly issued, fully paid and nonassessable.

We do not express any opinion to the laws of any jurisdiction other that the federal securities laws and the substantive laws of the State of Delaware, including judicial interpretations of such laws. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement.

Very Truly Yours,

/s/ Becker Legal Group LLC